Exhibit 99.1

UBIQUITI INC. REPORTS SECOND QUARTER FISCAL 2022 FINANCIAL RESULTS
~ Revenues of $431.6 million ~
~ GAAP Diluted Earnings Per Share of $1.66 ~

New York, NY - February 4, 2021 - Ubiquiti Inc. (NYSE: UI) (“Ubiquiti” or the “Company”) today announced its financial results for the second quarter fiscal 2022, ended December 31, 2021.

Second Quarter Fiscal 2022 Financial Summary

•Revenues of $431.6 million
•GAAP diluted EPS of $1.66
•Repurchased 434,271 shares of common stock at an average price of $297.15 per share

Additional Financial Highlights

•The Company repurchased 509,555 shares of common stock between January 1, 2022 and February 3, 2022 at an average price of $294.05.
•The Company's Board of Directors declared a $0.60 per share cash dividend payable on February 22, 2022 to shareholders of record at the close of business on February 14, 2022.
•The Company has initiated a new stock repurchase program authorizing the Company to repurchase up to $300 million of its common stock, as disclosed in the Form 8-K filed on February 4, 2022.
Financial Highlights ($, in millions, except per share data)

Income statement highlights	F2Q22	F1Q22	F2Q21
Revenues	431.6	458.9	479.4
Enterprise Technology	330.4	346.8	329.6
Service Provider Technology	101.2	112.1	149.9
Gross profit	174.7	209.5	230.7
Gross Profit (%)	40.5%	45.6%	48.1%
Total Operating Expenses	49.3	47.8	39.9
Income from Operations	125.4	161.7	190.8
GAAP Net Income	103.6	132.2	159.7
GAAP EPS (diluted)	1.66	2.11	2.54
Non-GAAP Net Income	103.4	132.8	159.0
Non-GAAP EPS (diluted)	1.66	2.12	2.53

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Enterprise Technology	$330,358	$329,561	$677,131	$645,632
Service Provider Technology	101,207	149,875	213,348	307,337
Total revenues	$431,565	$479,436	$890,479	$952,969

Ubiquiti Inc. Revenues by Geographical Area In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
North America	$187,063	$193,440	$396,136	$414,320
Europe, the Middle East and Africa	190,966	218,755	363,609	397,934
Asia Pacific	32,758	37,374	75,697	79,319
South America	20,778	29,867	55,037	61,396
Total revenues	$431,565	$479,436	$890,479	$952,969

Income Statement Items

Revenues

Revenues for the second quarter fiscal 2022 were $431.6 million, representing a decrease from the comparable prior year period and prior quarter of 10.0% and 6.0%, respectively. Revenues for the first six months of fiscal 2022 were $890.5 million, representing a decrease of 6.6% from the first six months of fiscal 2021.

The decline in revenues from the comparable prior year period was primarily driven by our Service Provider segment, and the decline over the prior quarter was driven by declines on both the Enterprise Technology and Service Provider Technology segments. Overall, revenues were negatively impacted by our inability to fulfill demand due to the global component supply shortage.

Gross Margins

During the second quarter fiscal 2022, gross profit was $174.7 million. GAAP gross margin of 40.5% decreased 7.6% versus the comparable prior year period GAAP gross margin of 48.1% and decreased 5.1% versus the prior quarter GAAP gross margin of 45.6%.

The decline in gross profit margin for both periods was primarily driven by higher shipping costs. General transportation costs have increased materially, and we continue to incur additional costs on top of these general costs to expedite shipments.

Research and Development

During the second quarter fiscal 2022, research and development (“R&D”) expenses were $32.9 million. This reflects an increase as compared to R&D expenses of $28.9 million in the comparable prior year period and an increase as compared to R&D expenses of $32.1 million in the prior quarter. The increase in R&D expenses as compared to the comparable prior year period and prior quarter was primarily driven by higher employee related expenses.

Sales, General and Administrative

The Company’s sales, general and administrative (“SG&A”) expenses for the second quarter fiscal 2022 were $16.4 million. This reflects an increase as compared to the SG&A expenses of $11.0 million in the comparable prior year period and an increase as compared to the SG&A expenses of $15.7 million in the prior quarter. The increase in SG&A costs as compared to the comparable prior year period was primarily due to higher professional fees, marketing expenses and fees associated with webstore credit card processing and the benefit of a legal settlement received in the quarter ended December 2021. The increase in SG&A costs compared to the prior quarter was primarily due to higher professional fees.

Net Income and Earnings Per Share

During the second quarter fiscal 2022, GAAP net income was $103.6 million and non-GAAP net income was $103.4 million. This reflects a decrease in GAAP net income and non-GAAP net income from the comparable prior year period of 35.1% and 35.0%, respectively, primarily driven by a decrease in revenues and lower gross margin. Second quarter fiscal 2022 GAAP earnings per diluted share was $1.66 and non-GAAP earnings per diluted share was $1.66. This reflects a decrease in GAAP and non-GAAP earnings per diluted share from the comparable prior year period of 34.6% and 34.4%, respectively.

Global Component Supply

During the three months ended December 31, 2021, we continued to experience a disruption in our supply chain as a result of the COVID-19 pandemic and the global shortage of available components. The current environment has resulted in our inability to fulfill customer orders and has increased our cost base as we have incurred, and we continue to incur, additional costs to expedite deliveries of components and services. Our future results are dependent on our ability to procure components and services and we expect the Company's results to be negatively impacted until the ongoing supply chain and logistics issues caused by the global component supply shortage and the COVID-19 pandemic are resolved.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — aggregate shipments of over 134 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.

Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph. 1-646-780-7958

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the impact of COVID-19, global component supply, logistics related costs and delays and our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2021, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, http://ir.ui.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenues	$431,565	$479,436	$890,479	$952,969
Cost of revenues	256,867	248,762	506,319	494,179
Gross profit	174,698	230,674	$384,160	$458,790
Operating expenses:
Research and development	32,870	28,912	64,920	54,725
Sales, general and administrative	16,437	10,951	32,151	23,301
Total operating expenses	49,307	39,863	97,071	78,026
Income from operations	125,391	190,811	287,089	380,764
Interest expense and other, net	(2,717)	(3,613)	(6,532)	(7,530)
Income before income taxes	122,674	187,198	280,557	373,234
Provision for income taxes	19,025	27,530	44,758	57,057
Net income	$103,649	$159,668	$235,799	$316,177
Net income per share of common stock:
Basic	$1.66	$2.54	$3.78	$5.00
Diluted	$1.66	$2.54	$3.78	$5.00
Weighted average shares used in computing net income per share of common stock:
Basic	62,323	62,823	62,421	63,217
Diluted	62,361	62,889	62,461	63,282

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Six Months Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Net Income	$103,649	$132,150	$159,668	$235,799	$316,177
Stock-based compensation:
Cost of revenues	23	22	29	45	57
Research and development	587	570	512	1,157	1,022
Sales, general and administrative	209	218	209	427	411
Litigation settlement	—	—	(1,625)	—	(1,625)
Partial recovery of investment previously impaired	(901)	—	—	(901)	—
Tax effect of Non-GAAP adjustments	(193)	(191)	206	(383)	32
Non-GAAP net income	$103,374	$132,769	$158,999	$236,144	$316,074
Non-GAAP diluted EPS	$1.66	$2.12	$2.53	$3.78	$4.99

Weighted-average shares used in Non-GAAP diluted EPS	62,361	62,561	62,889	62,461	63,282

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, litigation settlement, gain on partial recovery of investment previously impaired and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.

Usefulness of Non-GAAP Financial Information to Investors

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income for the periods presented, are:

•Stock-based compensation expense
•Partial recovery of investment previously impaired
•Litigation settlement
•Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

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